UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 1, 2025
Date of Report (date of earliest event reported)

OPGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23219 Stringtown Road, Suite 300
Clarksburg, MD 20871
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2025, John Tan Honjian resigned from his position of Chief Executive Officer of the Company. Mr. Honjian will continue in his position as Chairman of the Board of Directors (the “Board”) of the Company.

On December 1, 2025, the Company appointed Mr. Christian-Laurent Bonte to the role of Chief Executive Officer of the Company. Mr. Bonte succeeded Mr. Honjian, the Company’s previous Chief Executive Officer.

Mr. Bonte, age 49, was a member of the Board until July 17, 2025, when he resigned from the Board and was appointed, pursuant to an offer letter dated June 25, 2025 (the “Offer Letter”), the Head of the Digital Investment Banking Arm of CapForce International Holdings Ltd. (“CapForce”), a limited liability company incorporated in Malaysia and wholly owned subsidiary of the Company. Mr. Bonte will continue to leverage his rich investment banking experience in Hong Kong and Singapore with broad in-depth Hong Kong and U.S. capital market exposure. Mr. Bonte’s experience includes serving as the Executive Director at Meyzer Capital Management Pte Ltd, a management consulting and alternative investments platform, since March 2024, as the Founder and the Managing Director of Far Cap Pte Ltd, a corporate finance and technology investment firm, from December 2021 to March 2024, and as the Managing Director of ARC Capital Ltd, an investment bank with a presence in Asia and the United States, from August 2017 to December 2021.

On December 1, 2025, Mr. Bonte entered into a promotion letter with CapForce, pursuant to which he will serve as Chief Executive Officer of the Company and CapForce (the “Promotion Letter”). Pursuant to the Promotion Letter, Mr. Bonte’s employment may be terminated by CapForce at any time by one (1) month written notice by CapForce.

Under the Promotion Letter, Mr. Bonte’s initial annual base salary will be $156,000. Mr. Bonte will be entitled to a guaranteed minimum annual bonus equivalent to one month of base salary (i.e., $13,000), payable upon the completion of his first year of service, and a performance bonus ranging from $26,000 to $312,000, subject to his level of performance. Additionally, Mr. Bonte will be eligible for incentive payments on a per-deal basis in relation to business leads sourcing and conversion, under a separate business development incentive agreement. Lastly, Mr. Bonte will be eligible for an annual stock grant worth $200,000, subject to his level of performance.

The foregoing descriptions of the Offer Letter and Promotion Letter are not complete and are qualified in their entirety by reference to the full text of the Offer Letter and Promotion Letter, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

There are no other arrangements or understandings between Mr. Bonte and any other persons pursuant to which Mr. Bonte was appointed Chief Executive Officer of the Company. Mr. Bonte does not have any family relationship with any of the Company’s directors or executive officers. Mr. Bonte does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K except as it relates to the Promotion Letter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Letter of Offer, dated June 25, 2025, by and between CapForce International Holdings Ltd. and Christian-Laurent Benoit Bonte
10.2	Letter of Promotion, dated December 1, 2025, by and between CapForce International Holdings Ltd. and Christian-Laurent Benoit Bonte
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 5, 2025	OpGen, Inc.

	By:	/s/ Christian-Laurent Benoit Bonte
		Name:	Christian-Laurent Benoit Bonte
		Title:	Chief Executive Officer

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